MASTER VENDOR AGREEMENT

This Master Vendor Agreement ("Agreement") is entered into this 31 day of July, 2018, by and between TRADER JOE'S COMPANY and its subsidiaries (including Trader Joe's East Inc.) (hereinafter collectively referred to as "TJ's") and Stonegate Foods, a California ("VENDOR").

SCOPE OF AGREEMENT

A. TJ's and VENDOR desire to enter into (or continue) a business relationship with each other whereby TJ's may from time to time issue purchase orders to VENDOR for certain products.

B. TJ's and VENDOR desire to set forth herein the terms and conditions that will govern their business relationship.

C. TJ's and VENDOR acknowledge that this Agreement contains the entire agreement and understanding between the Parties concerning the business relationship between TJ's and VENDOR, and any and all prior oral or written agreements or understandings between the Parties related hereto are superseded. No representations, oral or otherwise, express or implied, other than those specifically referred to in this Agreement, have been made by any party hereto, except that any prior Vendor Representation Agreement regarding VENDOR's indemnity obligations to TJ's for the use of third-party brokers or intermediaries is incorporated into this Agreement by reference, but in the event of a conflict between the two agreements, the provisions of this Agreement control.

D. TJ's and VENDOR understand that this Agreement preempts the existence of and/or overrides any previous agreements, whether express or implied, or whether oral or in writing, between TJ's and VENDOR concerning TJ's obligation and/or commitment to purchase goods from VENDOR.

TERMS AND CONDITIONS

1. Purchase Orders: It is understood and agreed that, by entering into a business relationship with VENDOR, TJ's may from time to time issue, but has not committed to issue, purchase orders to VENDOR. The parties to this Agreement understand that this Agreement and business relationship may never result in TJ's issuing any purchase orders to VENDOR and that by entering into this Agreement neither party has undertaken any obligations to the other except as expressly provided herein. VENDOR is not entering into this Agreement in reliance on the issuance of any future purchase orders by TJ's to VENDOR.

   (a) This Agreement shall be incorporated by reference and made a part of any purchase order hereinafter issued by TJ's to VENDOR.

   (b) Each of the terms and conditions set forth in this Agreement will apply to each purchase order unless otherwise specified by TJ's in writing.

   (c) The purchase order shall set forth the description and quantity of goods, price, arrival date or schedule, payment terms, pack/size, net weight per unit, type of packaging, point of delivery, and other terms.

(d) TJ's is under no obligation to purchase goods from VENDOR regardless of whether VENDOR is willing or able to supply TJ's. And VENDOR may not produce or procure any goods for TJ's in the absence of a purchase order for said goods.

In those special circumstances (usually related to seasonal goods) where TJ's and VENDOR agree to purchase and supply a certain volume of goods, such commitment and obligation must be documented in writing prior to the issuance of the initial purchase order, in the form set forth in Exhibit A, which is attached hereto and incorporated by reference.

Absent such prior written approval from TJ's, TJ's will not be obligated to purchase nor will VENDOR be obligated to supply goods other than described in individual purchase orders.

(e) No contract shall exist with respect to an individual purchase order unless and until it has been accepted by VENDOR as provided herein. VENDOR may accept a purchase order by signing and returning it to TJ's or by the shipment of goods in accordance with the terms set forth in the purchase order. TJ's reserves the right to demand a written acceptance of a purchase order at any time prior to shipment.

2. <u>VENDOR's Representations and Warranties</u>: The following representations and warranties shall apply to each and every purchase order issued by TJ's to VENDOR:

(a) VENDOR represents and warrants that any goods sold to TJ's shall be of merchantable quality; shall be consistent with any samples submitted to and accepted by TJ's; and shall be of uniform kind, quality, quantity, and net weight within each unit and among all units sold pursuant to said purchase order.

(b) VENDOR represents and warrants that all goods will be delivered with a reasonable shelf life remaining agreed upon in advance by TJ's and VENDOR based on the type and nature of the product and will have legibly printed on all packages coding information according to a coding method agreed upon in advance by VENDOR and TJ's.

(c) VENDOR represents and warrants that any foods sold by VENDOR to TJ's do not in fact contain human public health pathogens or adulterants that are regulated as zero tolerance for their presence, are not at reasonable risk of containing such pathogens or adulterants, and are not manufactured, packaged, or otherwise produced at facilities contaminated with such pathogens or at reasonable risk of being contaminated with such pathogens.

(d) VENDOR represents and warrants that VENDOR has absolute and good title to and full right to dispose of any goods sold to TJ's and that said goods shall be, at the time of delivery to TJ's, free of all security interests, liens, or other encumbrances.

(e) VENDOR represents and warrants that the goods sold to TJ's and any product information provided by VENDOR to TJ's do not infringe upon or violate any patent, copyright, trademark, trade name, or, without limitation, any other rights belonging to others.

(f) VENDOR understands that it must timely provide all product information requested by TJ's. VENDOR represents and warrants the accuracy of all information it enters into TJ's GORP system including but not limited to product information such as product name and description; nutritional information; ingredient lists; Kosher certifications; and claims that the products are "organic," "non-GMO", "natural," "fat-free," or contain "no preservatives" or "no artificial flavorings or colorings," etc. To the extent that VENDOR provides information to TJ's outside of GORP, VENDOR hereby represents and warrants the accuracy of all product information supplied by VENDOR to TJ's regarding the goods. VENDOR further represents and warrants the accuracy of all nutritional claims and information, nutrient content claims, health claims, descriptive claims, and/or any other claims that appear on the labels and/or packaging of VENDOR's goods, whether private-label or otherwise, regardless of whether such claims are made at the request and/or direction of VENDOR. VENDOR understands that it has a continuing obligation to assure the accuracy of all information it enters or has entered into TJ's GORP system, and that it will immediately notify TJ's if any such information is not completely accurate. VENDOR further understands that it has a continuing obligation to review the labeling and/or packaging of VENDOR's goods, whether private label or otherwise, and to inform TJ's immediately if VENDOR believes that the labeling and/or packaging related to any goods supplied to TJ's by VENDOR is inaccurate or unlawful in any way.

(g) VENDOR understands that it is VENDOR's sole responsibility to provide TJ's or its designated payment processing partners (including but not limited to Western Union) with accurate payment information and represents and warrants the accuracy of any and all such payment information.

(h) VENDOR represents and warrants that no contractual or business relationship exists that prevents VENDOR from selling directly to TJ's. As such, TJ's may purchase directly from VENDOR, and VENDOR may sell directly to Trader Joe's without the use or involvement of any broker or intermediary. VENDOR understands that the indemnification obligations set forth in Section 13 of this Agreement include the obligation, to the fullest extent permitted by law, to indemnify, defend and hold Trader Joe's harmless from any and all claims brought by any party asserting that TJ's purchase of goods from VENDOR constitutes wrongful and/or unlawful conduct, including but not limited to interference with contract or interference with prospective economic relations of any sort.

(i) VENDOR represents and warrants that it shall comply with all applicable anti-bribery and anti-corruption laws, including the US Foreign Corrupt Practices Act ("FCPA"). VENDOR shall not make, directly or indirectly, in connection with this Agreement, a payment or gift of, or an offer, promise, or authorization to give money or anything of value to any Government Official or any other person or entity for the purpose of influencing any act or decision on such Government Official or such person or entity in his or her official capacity or for the purpose of inducing such Government Official or such person or entity to use his or her influence or position with any Government Entity to influence any act or decision in order to obtain or retain business for, direct business to, or secure an improper advantage for TJ's or third-party intermediary.

(i) "Government Official" means (i) any officer, employee, or representative (including anyone elected, nominated, or appointed to be an officer, employee, or representative)

of any Government Entity, or anyone otherwise acting in an official capacity on behalf of a Government Entity; (ii) any political party, political party official, or political party employee; (iii) any candidate for public office; (iv) any royal or ruling family member; or (v) any agent or representative of any of those persons listed in subcategories (i) through (v).

(ii) "Government Entity" means (i) any national, state, regional, or local government, and any government agency or department, or political party; (ii) any entity or business that is owned or controlled by any of those bodies listed in subcategory (i); or (iii) any international organization such as the United Nations or the World Bank.

(j) VENDOR represents and warrants that the goods sold to TJ's were produced, harvested, manufactured, processed, packaged, labeled, transported, delivered, and sold in compliance with all applicable federal, state, and local laws and regulations of the United States of America and all of its subdivisions and, if applicable, the laws of any other country, state, or international governing body. See Exhibit B for specific requirements related to Proposition 65 and Exhibit C for specific information related to the toxics in packaging laws.

(k) VENDOR represents and warrants that the resale of any of the goods by TJ's would not be in violation of any federal, state, or local law or regulation of the United States of America or any of its subdivisions, or the laws of any other country, state, or international governing body, including but not limited to all Weights and Measures regulations applicable to the goods. Said products shall fully comply at the time of purchase and/or through the date listed as the "expiration" or "sell by" date.

(l) VENDOR represents and warrants that the goods sold to TJ's were not produced, harvested, manufactured, processed, packaged, labeled, transported, or delivered using forced or prison labor or forced or illegal child labor.

(m) VENDOR represents and warrants that none of the goods sold to TJ's are diverted, freight salvaged, distressed, or subject to any resale limitations, without TJ's prior knowledge and written consent.

(n) VENDOR represents and warrants that it will comply with all requirements of TJ's GORP system.

(o) VENDOR understands that it is VENDOR's responsibility to pay any container and/or bottle fees applicable to goods supplied to TJ's by VENDOR and otherwise comply with any federal, state, or local law or regulation of the United States of America regarding container and/or bottle deposits.

3. <u>Inspection Report and Product Recall Notification</u>: VENDOR has the obligation to notify TJ's within 24 hours of the issuance of any violation report following an inspection by any federal, state, or local inspector of any facility in which goods sold at TJ's are manufactured, processed, produced, packaged, labeled, stored, grown, or harvested. VENDOR also has the obligation to notify TJ's as specified in TJ's Product Recall Protocol (Exhibit D). In the event of any and all product recalls that are either (i) agreed upon between VENDOR and TJ's, or (ii) that are required (either by law or in the commercially

reasonable judgment of TJ's) because TJ's has reason to believe the products are: defective; dangerous; incomplete; mislabeled; infringe upon intellectual property rights; produced in a facility that, in Trader Joe's commercially reasonable judgment, poses unacceptable risks of product contamination by human public health pathogens; or are not in compliance with applicable laws or regulations, the products will be returned to VENDOR or destroyed at VENDOR's expense. This expense includes any administrative costs, handling costs, warehousing and/or storage costs, actual shipping and/or freight costs, disposal costs, or customer refunds arising out of the recall.

4. Packing Requirements: TJ's will not accept any goods which do not conform with the following packing requirements:

(a) All goods must be adequately contained, packaged, and labeled so as to satisfy all legal and commercial requirements for such goods.

(b) All goods must be packed according to the pack/size, net weight per unit, and type of packaging set forth in the purchase order. Any changes must be approved by TJ's in writing prior to shipment by VENDOR.

(c) Subject to Section 4(a) of this Agreement, VENDOR agrees to print the following information on one side of each case in characters that are prominent, conspicuous, and easy to read and that are at least 1 inch tall: SKU number, product description, expiration date, pack/size, and production lot number/pack date. If VENDOR fails to print this information on the cases, VENDOR, at TJ's sole discretion, may be charged for the cost of labeling.

(d) All code, expiration, and pack dates 1) on the outside of shipping cases, shipping cartons or 2) on the packaging of any products supplied to TJ's by VENDOR, should be in month/day/year format. Each individual package must bear coding information according to a coding method agreed upon in advance by VENDOR and TJ's. VENDOR should ship no more than one date code per pallet, but if more than one code is included, the oldest code must be on the top of the pallet and tags must be placed on all four sides of the pallet indicating that it contains multiple date codes.

5. Bar Code Labeling of Packages: Each package must be labeled with a bar code meeting the following requirements:

(a) All private-label goods (i.e., goods to be resold under TJ's trade name) shall be labeled with an EAN-8 code, which shall be assigned by TJ's to a product upon request by VENDOR.

(b) All branded products shall be labeled with a UPC Consumer Package Code conforming to and in accordance with the guidelines and specifications of the Uniform Code Council. VENDOR shall be responsible for informing TJ's buyer of the UPC code for a new product prior to issuance of the initial purchase order for that product and for providing TJ's buyer with at least 30 days' advance written notice of any changes in the UPC code for any existing products.

(c) Unless the labels were printed by TJ's, VENDOR shall be responsible for the readability of bar codes and for ensuring that the bar codes have an ANSI Symbol Grade of "C" or better per ANSI X3.182 – 1990 Bar Code Print Quality Guideline.

(d) If the bar code for any product is not readable (unless the labels were printed by TJ's) or if VENDOR failed to provide accurate or updated information concerning that product's bar code, TJ's, at its sole discretion, may charge VENDOR for any resulting costs and damages (including, but not limited, to the cost of recalling product from the stores and the cost of relabeling) or may reject the goods and return them to VENDOR for a full credit of the purchase price and all costs incurred in returning the goods to VENDOR.

6. Shipping and Warehouse Requirements: VENDOR agrees to comply with the Shipping and Warehouse Requirements set forth in Exhibit E, which is attached hereto and incorporated herein by reference. If TJ's issues shipping and warehouse requirements via the GORP system, the requirements stated in GORP shall supersede and replace Exhibit E to the extent they impose any new or greater requirements on VENDOR.

7. Time of Delivery: VENDOR agrees to deliver the goods by the arrival date or according to the schedule specified in the purchase order. Time is of the essence of this contract and each purchase order issued by TJ's to VENDOR. Should VENDOR fail to deliver the goods by the arrival date or according to the schedule specified in the purchase order, TJ's may, at its sole option and without limitations, cancel said purchase order or any undelivered portion of said order and hold VENDOR liable for any damages sustained by TJ's as a result of said late delivery.

8. Inspection and Acceptance of Goods: TJ's has the right to inspect the goods within a reasonable time after their arrival at TJ's warehouse before accepting or rejecting the goods. TJ's will notify VENDOR of any apparent nonconformity, breach, or rejection of the goods within the time frame required by the Perishable Agricultural Commodities Act ("PACA"), at the time the goods are delivered to TJ's, to the extent PACA is applicable to these terms and remains in effect (for produce) or within 7 days of said inspection (for all other goods). TJ's reserves the right to reject goods and return them to VENDOR at any time should it discover any latent nonconformity or defect in quality.

(a) If TJ's rejects the goods or a portion of the goods, VENDOR will be responsible for all warehouse handling charges, duties, freight, labels, and other costs associated with the rejected goods. TJ's will not be required to accept any substitute performance or to allow VENDOR to cure the original tender.

(b) TJ's reserves the right to return to VENDOR any goods that are in violation of any of the terms, conditions, warranties, or requirements of this Agreement or any purchase order issued by TJ's to VENDOR.

(c) Any private-label goods that TJ's rejects must not be sold, donated, given, or otherwise transferred by VENDOR to any third party or to be salvaged. VENDOR must provide a Certificate of Destruction from an authorized production destruction site confirming that any rejected private-label goods have been destroyed.

9. Waiver of Consequential Damages: In the event of breach or cancellation of the purchase order by TJ's, TJ's liability, if any, shall be limited to the purchase price of the goods actually shipped by VENDOR to TJ's prior to notice of the facts giving rise to said breach or cancellation. Under no circumstance will TJ's assume liability to VENDOR for incidental or consequential damages of any kind (including, but not limited to, lost profits, loss of business reputation, loss of capital investments, and/or employee severance payments).

10. Payment Terms and Invoice Requirements: For produce, the payment terms specified in the purchase order shall be 10 days after acceptance of the goods and shall commence upon receipt by TJ's of VENDOR's invoice, documentary proof of delivery of the goods, and, if applicable, a credit memo acknowledging any costs or damages chargeable to VENDOR. For all other goods, the payment terms specified in the purchase order shall commence upon receipt by TJ's of VENDOR's invoice, documentary proof of delivery of the goods, and, if applicable, a credit memo acknowledging any costs or damages chargeable to VENDOR. VENDOR agrees that, should TJ's be unable to meet the payment terms specified in this Section 10 owing to delayed receipt of VENDOR's invoice, documentary proof of delivery of the goods, or, if applicable, a credit memo acknowledging any costs or damages chargeable to VENDOR, VENDOR will not hold TJ's liable for default and will extend the payment terms specified in this Section 10 on terms mutually agreeable to VENDOR and TJ's. See Exhibit F for specific requirements related to invoicing.

11. Coupons/Promotions: Unless otherwise agreed between VENDOR and TJ's, TJ's will not accept any products which are subject to any coupons or other promotional programs or redeem any such coupons or promotions at any point of sale.

12. Insurance Requirements: VENDOR will, at VENDOR's sole expense, maintain insurance coverage at all times while providing products to TJ's. As such, within five (5) days of execution of this Agreement, VENDOR must submit to TJ's a current certificate of insurance ("Certificate") issued by VENDOR's insurance company or broker that meets the minimum requirements set forth in Exhibit G.

13. Indemnification and Resolution of Claims:

(a) VENDOR shall, to the fullest extent permitted by law, indemnify, defend, and hold TJ's (and its officers, directors, shareholders, employees, agents, or insurers) harmless from and against any and all claims, actions, liabilities, damages, costs, expenses, penalties, fines and losses of any kind brought by a third party (including but not limited to private parties and government agencies) against TJ's (and its officers, directors, shareholders, employees, agents, or insurers) arising out of or related to (a) the sale of goods by VENDOR to TJ's; (b) the involvement of an agent, broker, distributor, or sales representative in any such sale or any existing or prior relationship between VENDOR and an agent, broker, distributor, or sales representative; (c) the marketing, advertising, or resale of those goods by TJ's; (d) the purchase, consumption or use of those goods by any person; or (e) the breach or alleged breach of any of the representations and warranties made herein by VENDOR. This indemnity obligation shall apply even if the claim is groundless, false, or fraudulent, shall apply regardless of whether it is covered by either TJ's or VENDOR's insurance, and shall apply to any acts or omissions, willful

misconduct, or negligent conduct, whether active or passive, and to any suit or action founded upon such claims.

(b) Unless otherwise agreed in writing by TJ's and VENDOR, in connection with any indemnity or obligations set forth in this Section 13, TJ's will be entitled to use legal counsel of its choice, and VENDOR agrees to reimburse TJ's for all attorneys' fees, costs and expenses incurred by such counsel.

(c) If TJ's is obligated to respond to a third-party subpoena or other compulsory legal order regarding products supplied to TJ's by VENDOR or TJ's business relationship with VENDOR, VENDOR agrees to reimburse TJ's for all attorneys' fees, costs and expenses incurred by TJ's responding to and/or resolving the subpoena or order.

14. No Assignment or Delegation of Duties: VENDOR shall not delegate or assign any obligation owed to it by TJ's (including, but not limited to, the factoring of an account receivable) or the performance of any obligation due from it to TJ's, without the written consent of TJ's.

15. Publicity: VENDOR shall not publicize its business relationship with TJ's in any manner (including, but not limited to, verbal or written disclosure to any third party or the public display of TJ's private-label merchandise at trade shows or in advertisements) without TJ's prior written consent unless such publicity is necessary in the performance of VENDOR's obligations under this Agreement or any purchase order which incorporates this Agreement.

16. Proprietary Information: Unless otherwise agreed to in writing by TJ's, TJ's is entitled to exclusivity on the formulation of all private-label merchandise. During the course of this business relationship, TJ's may disclose to VENDOR certain information that, if disclosed, would allow a competitor to create a substantially similar product [including recipes, formulae, production specifications, processing procedures, packaging, production quantities, pricing, marketing strategies, market research, sales results, supply sources, "trade secrets" as defined in the Uniform Trade Secrets Act, all information concerning any products developed specifically for or at the request or suggestion of TJ's (other than a minor reformulation or modification of an existing product of VENDOR), and other commercial information] (hereinafter referred to as "Proprietary Information"). TJ's requires such information to be kept and VENDOR agrees to keep in strictest confidence.

(a) All Proprietary Information disclosed, either orally or in writing, by TJ's to VENDOR (including VENDOR's employees, agents, and representatives) shall be kept strictly confidential and shall not be disclosed to any other party for any reason, either during or after termination of our business relationship, until such time as said information is made known to the public by TJ's or TJ's gives its prior written consent to the disclosure.

(b) VENDOR shall make no use, nor authorize any use, of any Proprietary Information for any purpose unrelated to this Agreement or any purchase orders issued pursuant to this Agreement, whether for VENDOR's own benefit or the benefit of others, including the sale to third parties of any products developed specifically for or at the request or suggestion of, TJ's (other than a minor reformulation or modification of an existing product of VENDOR). In other words, VENDOR cannot take any information related to products developed specifically for TJ's and use that information to make substantially

similar products to sell to any third party; nor may VENDOR sell products developed specifically for TJ's to any third party.

(c) VENDOR will take appropriate measures to restrict the dissemination of Proprietary Information on a "need to know" basis and will ensure that its employees, agents, and representatives are aware of and agree to be bound by the terms of this Agreement. To the extent VENDOR maintains any proprietary or TJ's information, VENDOR shall comply with the Information Security Guidelines in Exhibit H. Without limiting any of TJ's rights or remedies hereunder and notwithstanding anything to the contrary in this Agreement, TJ's may immediately terminate this Agreement upon written notice if VENDOR breaches its confidentiality obligations with respect to Proprietary Information hereunder or fails to comply with the Information Security Guidelines. VENDOR shall, to the fullest extent permitted by law, indemnify, defend, and hold TJ's (and its officers, directors, shareholders, employees, agents, or insurers) harmless from and against any and all claims, actions, liabilities, damages, costs, expenses, penalties, fines and losses of any kind arising out of or related to VENDOR's breach of its confidentiality obligations with respect to Proprietary Information hereunder or its failure to comply with the Information Security Guidelines.

(d) Upon termination of the business relationship between TJ's and VENDOR, VENDOR will not pack any products using labels or other packaging developed by or for TJ's and shall, at TJ's direction, immediately destroy or return all such materials and all written Proprietary Information to TJ's. VENDOR further agrees that it will not copy TJ's trade dress or copyrights in its labels and other packaging.

(e) Any use or disclosure of Proprietary Information in violation of this Agreement shall entitle TJ's to injunctive relief restraining such unauthorized use or disclosure without the requirement to post a bond, together with damages, costs, and attorney's fees.

17. <u>Private-Label Products</u>: The following terms and conditions shall apply to any private-label goods (i.e., goods to be resold under TJ's trade name) sold by VENDOR to TJ's:

(a) VENDOR will not make any changes in the recipe for said goods (including, but not limited to, adding, deleting, or changing any of the ingredients, changing upstream ingredient suppliers and/or manufacturers, or changing the cooking times or methods) without the prior written approval of TJ's.

(b) VENDOR agrees that TJ's owns the copyright, trademark, and trade dress on all labels (including the copy, artwork, and product name) bearing the TJ's trade name (regardless of whether the copy, artwork, or product name was developed by or for TJ's or was supplied or suggested to TJ's by VENDOR). VENDOR shall require any printer of labels or packaging for private-label goods to make no modifications to the approved label provided by VENDOR without prior written approval from TJ's.

(c) VENDOR will not allow any products bearing labels or other packaging developed by or for TJ's to be sold, donated, given, or otherwise transferred by VENDOR to any third party or to be salvaged, including but not limited to, goods that are rejected by TJ's pursuant to Section 8 of this Agreement. VENDOR further agrees that it will not copy TJ's copyrights, trademarks, or trade dress in its labels and other packaging.

(d) VENDOR agrees to fully comply with all TJ's Minimum Vendor Requirements as documented and available for download in myLibrary in the GORP system except for where an approved and signed variance request is on file and maintained by VENDOR. VENDOR also agrees to submit all required food safety & quality programs as requested in the vendor set-up and QA Approval scorecards in GORP and meet all finished product testing requirements as applicable to the product category.

(e) VENDOR understands and agrees that, prior to the issuance of any purchase orders for a product, VENDOR must provide to TJ's Quality Assurance Department the product information requested by TJ's either via GORP or (if directed by TJ's) TJ's Product Specification Information form.

(f) If TJ's discontinues a private-label product through no fault of VENDOR's, TJ's will not be liable for any packaging (including but not limited to labels, containers, bags, and wrappers) costs except as provided in a Packaging Commitments/Reorder Agreement between VENDOR and TJ's for said product. Any Packaging Commitments/Reorder Agreement between VENDOR and TJ's shall be documented in writing, in the form set forth in Exhibit I, which is attached hereto and incorporated by reference.

18. Audits and Site Visits: VENDOR agrees that TJ's has the absolute right to audit, visit, or tour any facilities used for the production or storage of goods sold to TJ's. VENDOR agrees that it shall pay all costs for any such audit conducted by TJ's designated third-party auditor and that TJ's may deduct from any outstanding invoices with VENDOR the amounts due for such audit if VENDOR does not timely comply with this obligation.

19. Additional Terms for Brokers, Distributors, or Sales Representatives:

(a) If VENDOR is a broker, distributor, or sales representative, the following additional terms shall apply:

(i) VENDOR agrees, upon request by TJ's, to disclose to TJ's VENDOR's costs of goods from the manufacturer and any other costs incurred in connection with the goods and the VENDOR's markup on said costs. Within 14 days of written request by TJ's, VENDOR shall furnish TJ's with documentation of said costs and markups.

(ii) VENDOR agrees, upon request by TJ's, to disclose to TJ's any contractual or other business relationship between VENDOR and the manufacturer or supplier of the goods. Within 14 days of written request by TJ's, VENDOR shall furnish TJ's with copies of all contracts or other documents establishing said relationship.

(iii) VENDOR agrees that TJ's has the absolute right to audit, visit, or tour the facilities of any manufacturer or producer of the goods sold to TJ's.

(b) If VENDOR is represented by or acting through a broker, distributor, or sales representative, the following additional terms shall apply:

(i) VENDOR agrees that TJ's may communicate with VENDOR either directly or through VENDOR's authorized agent, broker, distributor, or sales representative ("AGENT").

(ii) VENDOR represents and warrants that any audit, visit, or tour by TJ's of the facilities where the goods are produced does not violate any contractual or other business relationship between VENDOR and AGENT.

(iii) VENDOR represents and warrants that direct communication between TJ's and VENDOR does not violate any contractual or other business relationship between VENDOR and AGENT.

(iv) VENDOR represents and warrants that it will not sell any goods to TJ's in violation of any contractual or other business relationship between VENDOR and AGENT.

(v) VENDOR represents and warrants that VENDOR unambiguously understands that AGENT is not an agent or representative of TJ's and that AGENT has no authority, express or implied, to legally obligate or otherwise bind TJ's.

(vi) Upon request by TJ's, VENDOR agrees to disclose to TJ's any contractual or other business relationship between VENDOR and AGENT that would govern the sale of goods to TJ's. VENDOR will furnish TJ's with copies of all contracts or other documents establishing such a relationship within 14 days of TJ's request.

20. Mailing Address: All purchase orders, invoices, notices, and other documents should be sent to the parties at the following addresses unless the party is notified in writing by the other party to send any documents to a different address:

Trader Joe's Company
800 South Shamrock Avenue
Monrovia, California 91016-6346

VENDOR:
Stonegate Foods
6305 Alondra Blvd.
Paramount, CA 90723

21. Additional Vendor Documents and/or Information: In addition to any documents specified above, VENDOR agrees to submit the following documents and/or information to TJ's within five (5) days of execution of this Agreement:

(a) A copy of VENDOR's Federal Inspection Certificate, its Processed Food Registration Certificate issued by the State of California, or any similar certificate issued by any other state (or VENDOR may provide the name of the government agency and its registration number in a letter);

(b) If VENDOR's principal place of business is not located within the United States:

(i) Documents sufficient to show that VENDOR is duly licensed to operate in its country of residence and has complied with any local registration requirements.

(ii) Any completed US withholding certificates (W-8 series of forms) necessary to claim an exemption from or reduction in withholding.

(c) If VENDOR's principal place of business is located within the United States, a completed IRS Form W-9, Request For Taxpayer Identification Number and Certification.

(d) Proof of compliance with the food facility registration requirements of the Public Health Security and Bioterrorism Act of 2002 and Food Safety Modernization Act, including any certificates of registration and/or registration numbers.

22. Additional Requirements for Vendors of Dietary Supplements: If VENDOR is a supplier of products subject to the Dietary Supplement & Nonprescription Drug Consumer Protection Act (the "FDCA"), VENDOR acknowledges and agrees that TJ's is assigning the reporting requirement of the FDCA to VENDOR, as set forth in Exhibit J, which is attached hereto and incorporated herein by reference.

23. Additional Requirements for Vendors of Produce: If VENDOR is a supplier of produce, VENDOR acknowledges and agrees that it will provide only non-GMO and non-irradiated produce to TJ's, regardless of whether the produce is branded label or private label. In addition, any produce item that is listed as a "Genetically Engineered Suspect Ingredient" on TJ's Acceptable Ingredient List for Food and Dietary Supplements must include a non-GMO affidavit documenting from seed source to harvest: corn, papaya, radicchio, tomatoes, and yellow squash.

24. Claims and Disputes: Any dispute, claim, or controversy arising out of or relating to this Agreement, the breach, termination, enforcement, interpretation or validity this Agreement, any purchase order issued by TJ's to VENDOR, or any aspect of the business relationship between VENDOR and TJ'S, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles, CA, before one arbitrator. Unless otherwise agreed by TJ's and VENDOR, the arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Notwithstanding Section 25(b) of this Agreement, this Section shall be governed by, construed in accordance with, and enforced under the terms of Federal Arbitration Act, and no ruling and/or decision of a California court or provision of California law, including, but not limited to, Section 1281.2 of the California Code of Civil Procedure, shall be construed to apply to the enforcement of this Section or construed to govern the scope of discovery available to the parties or any other aspect of the arbitration's procedure. Any dispute, claim, or controversy arising out of or relating to this Agreement, the breach, termination, enforcement, interpretation or validity this Agreement, any purchase order issued by TJ's to VENDOR, or any aspect of the business relationship between VENDOR and TJ'S, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration regardless of whether a party to the arbitration is also a party to litigation in a pending court action or special proceeding with a third party and/or third parties arising out of the same transaction or series of related transactions.

(a) Except that Section 25(a) of this Agreement shall be governed by, construed in accordance with, and enforced under terms of the Federal Arbitration Act, this Agreement and any purchase order issued which incorporates this Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding any laws regarding the conflict or choice of laws and the United Nations Convention on Contracts For the International Sale of Goods. Venue for any action or arbitration arising out of or relating to this Agreement or any purchase order issued which incorporates this Agreement, or the breach thereof, shall be in Los Angeles County, California, U.S.A. and the parties hereby consent to personal jurisdiction in said county.

(b) The prevailing party in any action, arbitration, or other proceeding by which one party to this Agreement seeks to enforce its rights under the Agreement or any purchase orders that incorporate this Agreement shall be entitled to recover its attorney's fees and all costs, fees, and expenses incurred in connection with said action, arbitration, or proceeding.

25. Warranties: All warranties contained herein are continuing warranties and will be binding upon VENDOR with respect to all goods that VENDOR ships or delivers to TJ's (including goods that are in transit).

26. Additional Terms and Conditions: If this paragraph is initialed by VENDOR and TJ's, this Agreement is supplemented by the Additional Terms and Conditions contained in the attached Exhibit K. _______ VENDOR _______ TJ's.

27. Amendments: This Agreement can only be modified by a writing signed by duly authorized representatives of both TJ's and VENDOR. The failure of either party to insist on strict performance of any provision of this Agreement, or to exercise any right or remedy, will not be deemed a waiver of such performance, right or remedy, of that or any other provision of this Agreement.

28. Validity: If any provision of this Agreement is held to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

29. Section Headings: The section headings set forth in this Agreement are for convenience only and shall not be construed as part of this Agreement. When the context requires, the plural shall include the singular and singular the plural.

30. Neutral Drafting: Any ambiguities in the Agreement are not to be construed against either party as this Agreement shall be deemed to be drafted neutrally.

31. Counterparts: This Agreement may be executed in duplicate counterparts or by facsimile or PDF or similar electronic format, each of which shall be considered an original, and which together shall constitute one and the same instrument.

TRADER JOE'S COMPANY
BY ____________________________

____
(Print Name and Title)

VENDOR Stonegate Foods
BY [signature]
Martha Martinez Controller
(Print Name and Title)
FED TIN: 54-2135710

EXHIBIT A
VOLUME PURCHASE AGREEMENT

This Volume Purchase Agreement ("Agreement") is entered into as of the effective date indicated below ("Effective Date"), by and between TRADER JOE'S COMPANY and its subsidiaries (including Trader Joe's East, Inc.) (hereinafter collectively referred to as "TJ's") and Stonegate Foods ("VENDOR").

This Agreement consists of this signature sheet and the Master Vendor Agreement ("MVA") executed by TJ's and Vendor. As provided in the MVA, TJ's will not be liable for any costs (including, but not limited to, costs for finished goods and raw ingredients) for product inventory remaining in the event TJ's discontinues the private-label product.

Product Name:____________________________________

UPC No.:____

VENDOR:_______________________________________

Effective Date of

Volume Purchase Agreement:_________________________

Term of Agreement and Delivery Terms:__________________

Price Term:____

Volume Commitment:________________________________

(1) Volume based on average sales of ____ number of weeks prior to termination.

TJ's will fulfill this Volume Purchase Agreement by issuing individual purchase orders in accordance with the terms set forth herein; VENDOR shall deliver the goods in compliance with those purchase orders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the Effective Date.

TRADER JOE'S COMPANY
BY ____________________________

____
(Print Name and Title)

VENDOR ______________________________
BY ___________________________________

____
(Print Name and Title)
FED TIN: ______________________________

EXHIBIT B

VENDOR REPRESENTATION REGARDING PROPOSITION 65 COMPLIANCE

Trader Joe's continually strives for higher quality in order to deliver more value to our customers. We intend to meet customer expectations, particularly with regard to product safety. As such, we would like to take this opportunity to remind you of your obligation as a business partner to ensure that all products you sell to Trader Joe's are in full compliance with all applicable laws and regulations, including California's Safe Drinking Water and Toxic Enforcement Act, Cal. Health & Safety Code § 25249.5 et seq. ("Proposition 65").

As set forth in Section 2 of this Agreement, VENDOR has represented and warranted to TJ's, amongst other things:

- VENDOR will comply with all requirements of TJ's GORP system;
- The accuracy of all information entered into TJ's GORP system;
- The accuracy of all product information supplied by VENDOR to Trader Joe's;
- The goods sold to Trader Joe's by VENDOR were produced, harvested, manufactured, processed, packaged, labeled, delivered, and sold in compliance with all applicable laws; and
- The resale of any of the goods by Trader Joe's would not be in violation of any laws.

In light of such representations and warranties, TJ's requires VENDOR to review and agree to the following terms related to VENDOR's relationship with TJ's. By signing this document, you agree that you understand that the terms below are to be read in conjunction with, and do not override or modify in any way the requirements of, the Master Vendor Agreement.

On this 31 day of July, 2018, Stonegate Foods ("VENDOR") hereby acknowledges and agrees to the following terms provided herein:

1. <u>The Agreement Requires Compliance with Proposition 65</u>: VENDOR understands that, as part of its obligations under this Agreement, all goods sold to TJ's by VENDOR must fully comply with Proposition 65.

2. <u>VENDOR Represents and Warrants Compliance with Proposition 65</u>: VENDOR represents and warrants that all goods sold to TJ's by VENDOR do and will comply with Proposition 65 and, as such, either (a) do not contain chemicals known to the State of California to cause cancer or reproductive toxicity at a level requiring a Proposition 65 warning; or (b) may contain chemicals known to the State of California to cause cancer or reproductive toxicity at a level requiring a Proposition 65 warning, in which case VENDOR represents and warrants that it has informed Trader Joe's in writing of the chemicals and levels that it believes may require a warning. In the event a warning is required, VENDOR agrees that the placement of a warning sign at shelf level or at checkout (even as to multiple products in a category) would be appropriate or, if not, will provide recommendations as to what type of Proposition 65 warning would be appropriate.

3. <u>VENDOR Commits to Make Test Results Available</u>: Should Trader Joe's request access to laboratory testing or other analytical results regarding the levels of chemicals contained in goods sold to TJ's by VENDOR, VENDOR shall share such information

and will provide it to TJ's promptly upon request.

4. Indemnification of Related Claims: As provided above, the Master Vendor Agreement requires that all goods sold to Trader Joe's by VENDOR fully comply with Proposition 65. Thus, VENDOR agrees, to the fullest extent permitted by law, to indemnify, defend and hold TJ's harmless from any and all claims brought by any party that TJ's resale of products sold it to by VENDOR (whether private-label or otherwise) are or were sold in violation of Proposition 65. VENDOR further agrees that its obligation to indemnify, defend and hold TJ's harmless from Proposition 65 claims will apply regardless of Cal. Code Regs. tit. 27 § 25600.2 (or any other similar provision of law governing the respective responsibilities of product suppliers and retailers to provide Proposition 65 warnings), such that VENDOR shall be obligated to indemnify, defend and hold TJ's harmless from any Proposition 65 claims arising out of TJ's resale of VENDOR's products regardless of whether VENDOR 1) provides TJ's with warning materials for its products, or 2) supplies TJ's with private-label products.

Please sign below to acknowledge that you have received, read and will adhere to the above terms while engaged in business with Trader Joe's.

AGREED AND ACKNOWLEDGED BY:

VENDOR: Stonegate Foods

BY: [signature]

Date: 7/3/2018

EXHIBIT C

VENDOR REPRESENTATION REGARDING TOXICS IN PACKAGING LAWS

Trader Joe's is committed to providing its customers with safe products, and as Trader Joe's business partner, we expect you to deliver products that meet this commitment. As such, we would like to remind you of your obligation to ensure that all products you sell to Trader Joe's are in full compliance with all applicable laws and regulations, including the toxics in packaging laws in the following states, as well as any similar laws in other states:

- California, Toxics in Packaging Prevention Act, Cal. Health & Safety Code § 25214.11 *et seq.*
- Connecticut, Conn. Gen. Stat. § 22a-255g *et seq.*
- Florida, Fla. Stat. § 403.7191
- Georgia, Ga. Code Ann. § 12-8-160 *et seq.*
- Illinois, 415 Ill. Comp. Stat. 5/21.5
- Iowa, Iowa Code § 455D.19
- Maine, Me. Stat. tit. 32, § 1731 *et seq.*
- Maryland, Md. Code Ann., Environment § 9-1901 *et seq.*
- Minnesota, Minn. Stat. § 115A.965
- Missouri, Mo. Rev. Stat. § 260.820 *et seq.*
- New Hampshire, N.H. Rev. Stat. Ann. § 149-M:32 *et seq.*
- New Jersey, Toxic Packaging Reduction Act, N.J. Rev. Stat. § 13:1E-99.44 *et seq.*
- New York, Hazardous Packaging Law, N.Y. Envtl. Conserv. Law § 37-0201 *et seq.*
- Pennsylvania, Safe Packaging Act, 35 Pa. Stat. and Cons. Stat. Ann. § 6024.101 *et seq.*
- Rhode Island, Toxic Packaging Reduction Act, 23 R.I. Gen. Laws § 23-18.13-1 *et seq.*
- Vermont, Vt. Stat. Ann. tit. 10, § 6620a *et seq.*
- Virginia, Reduction of Heavy Metals in Packaging Act, Va. Code Ann. § 10.1-1425.20
- Washington, Wash. Rev. Code § 70.95G.005 *et seq.*
- Wisconsin, Wis. Stat. § 100.285 *et seq.*

For more information about state toxics in packaging laws, VENDOR may contact the Toxics in Packaging Clearinghouse, which coordinates the implementation of toxics in packaging legislation on behalf of its member states.

As set forth in Section 2 of this Agreement, VENDOR has represented and warranted to Trader Joe's, amongst other things, that:

- VENDOR will comply with all requirements of Trader Joe's GORP system;
- The accuracy of all information entered into Trader Joe's GORP system;
- The accuracy of all product information supplied by VENDOR to Trader Joe's;
- The goods sold to Trader Joe's by VENDOR were produced, harvested, manufactured, processed, packaged, labeled, delivered, and sold in compliance with all applicable laws; and
- The resale of any of the goods by Trader Joe's would not be in violation of any laws.

In light of such representations and warranties, Trader Joe's requires VENDOR to review and agree to the following terms related to VENDOR's relationship with Trader Joe's:

On this 31 day of July, 2018, Stonegate Foods ("VENDOR") hereby acknowledges and agrees to the following terms provided herein:

1. The Agreement Requires Compliance with State Toxics in Packaging Laws: VENDOR understands that, as part of its obligations under this Agreement, all goods sold to Trader Joe's by VENDOR must fully comply with state toxics in packaging laws.

2. VENDOR Represents and Warrants Compliance with State Toxics in Packaging Laws: VENDOR represents and warrants that all goods sold to Trader Joe's by VENDOR do and will comply with state toxics in packaging laws.

3. VENDOR to Provide Certificates of Compliance: VENDOR shall provide Trader Joe's with applicable certificates of compliance with state toxics in packaging laws regarding packaging and/or packaging components of goods sold to Trader Joe's by VENDOR.

4. Indemnification of Related Claims: As provided above, the Master Vendor Agreement requires that all goods sold to Trader Joe's by VENDOR fully comply with Toxics in Packaging Laws. Thus, VENDOR agrees, to the fullest extent permitted by law, to indemnify, defend and hold Trader Joe's harmless from any and all claims or enforcement actions brought by any party regarding Trader Joe's resale of products sold it to by VENDOR (whether private-label or otherwise) that are or were sold in violation of state toxics in packaging laws.

Please sign below to acknowledge that you have received, read and will adhere to the above terms while engaged in business with Trader Joe's.

AGREED AND ACKNOWLEDGED BY:

VENDOR: Stonegate Foods

BY: [signature]

Date: 7/31/2018

EXHIBIT D
PRODUCT RECALL PROTOCOL

Trader Joe's Product Recall Protocol sets forth clear expectations that must be followed if any item sold to Trader Joe's is subject to, or has the potential to be subject to, a recall.

It is the vendor's obligation to notify Trader Joe's at the first sign of any food safety issue which has the potential for resulting in a recall. First sign includes but are not limited to:

- Any contact from a regulatory agency (FDA, USDA, Center for Disease Control, Public Health Department, etc.) indicating any form of a potential investigation related to products manufactured in the same facility as TJ's product OR using the same raw materials (not lot) as the product in question, regardless if the product in question is a Trader Joe's product or not.
- Release of non-conforming product out of the manufacturing facilities control.

Such notification shall be done both verbally and in writing via email. Actual receipt of such notice by Trader Joe's must be verified by the vendor. The sending of notice via email, letter or voicemail without reply from Trader Joe's shall not constitute notice.

Trader Joe's MUST be alerted prior to any report to a regulatory agency (FDA Reportable Foods Registry, USDA, etc.).

If a situation arises due to contact from a regulatory agency (FDA, USDA, Center for Disease Control, Public Health Department, etc.) **Trader Joe's requires notification within two hours of first contact from the agency**.

Below are Trader Joe's recall contacts, please send written communication to all of the Trader Joe's crew members listed below.

- **Carla Hechler, Snr. Director Food Safety & Regulatory Compliance**
  - chechler@traderjoes.com
  - 626-533-5636 (c); 626-599-2869 (o)
- **Sokrith Sea, Quality Control Director**
  - ssea@traderjoes.com
  - 626-622-5423 (c); 626-599-3763 (o)
- **Marcy Kopelman, Vice President of Merchandising**
  - mkopelman@traderjoes.com
  - 626-376-5150 (c); 626-599-3761 (o)
- **Colin Fields, Vice President of Merchandising**
  - cfields@traderjoes.com
  - 818-809-7921 (c); 857-400-3373 (o)
- **Matt Sloan, Vice President of Marketing-Product**
  - msloan@traderjoes.com
  - 626-376-5716 (c); 626-599-2813 (o)
- **Erin Baker, Vice President of Marketing-Communications**
  - ebaker@traderjoes.com
  - 626-260-8867 (c); 626-599-2805 (o)

- **Kenya Friend-Daniel, Director of Public Relations**
  - kfriend@traderjoes.com
  - 626-486-4847(c); 626-599-2898 (o)
- **Trader Joe's Category Leader for the respective product(s)**

2. When notifying Trader Joe's of an issue that has the potential to be a product recall, the following information should be provided as soon as possible.
   - Product name and TJ product SKU number
   - Product lot code and date code – all information that would be on the package, in the format that it is written on the package.
   - Reason for recall or description of the issue/investigation at hand and information on what has taken place thus far and immediate next steps being carried out.
   - Any instructions/information provided by a regulatory agency (if initiated by them).
     - A regulatory agency should not be contacted for an issue identified with a TJ's product prior to communications with TJ's.
   - Traceability details – When was this product shipped to TJ's (WCD Distribution Centers), what quantity, which DC's, what PO numbers.
   - Contact information for your company's Recall Coordinator as well as 24 hour emergency contact info.
   - Contact information for who will be handling press and writing the press release in the event that it is necessary.
     - NOTE: For FDA Recalls - Any press materials referencing Trader Joe's MUST be sent to TJ's PRIOR to submittal for review and approval by the FDA. DO NOT send draft press releases to the FDA without approval from TJ's
     - NOTE: For USDA Recalls – Draft Press releases issued by the USDA MUST immediately be sent to TJ's to review within the given 30 minute window.

Company Name: Stonegate Foods

Signature, Printed Name & Date (Officer of the Company)

[signature]

Signature, Printed Name & Date (Food Safety/Quality Manager)

[signature], Mike Jamehdor

EXHIBIT E
SHIPPING AND WAREHOUSE REQUIREMENTS

VENDOR must contact Trader Joe's Service Center Appointment Clerk within a reasonable amount of time (requested time, 48 hours or greater) in advance of the arrival of a shipment in order to make an appointment for delivery of the goods. VENDOR acknowledges that the failure to provide timely notice may delay receipt of the goods and VENDOR agrees that, at TJ's sole discretion, it may be charged for any damages and/or costs resulting from any such delay and/or it may result in the cancellation of the purchase order by TJ's. Each shipment must be accompanied by a bill of lading specifying TJ's Purchase Order no., and the TJ's SKU no., product description, total number of cases shipped, vendor name, and gross weight and a packing slip/Bio Sheet that conforms to the Bio Terrorist requirements.

(a) Warehouses will only book deliveries 3 days prior, on or within the 7 days after the Requested Delivery Date (abbreviated going forward as "RDD") – the ETA on the PO.

(b) Warehouses will not book deliveries for expired PO's (PO's that are more than 7 days past the ETA).

(c) Warehouses will email vendors/drivers an appointment that falls within the RDD guidelines when they call to schedule a delivery appointment. An email confirmation will be required to complete the booking agreement between Warehouse and vendors/drivers.

The purchase order will specify whether the goods are to be delivered on slip sheets, floor stacked, or pallets. If the goods are to be delivered on pallets, TJ's does not pay for pallets and VENDOR agrees that the pallets will conform to the following requirements:

(a) The pallets must be #2 quality or better. The pallets may not have any missing or broken boards.

(b) The pallets must be 40" x 48", 4-way, wood pallets.

(c) The maximum pallet heights (including the pallet) for each warehouse are:

Site	**Site description**	**State**	**60"**	**65"**	**70"**	**72"**	**74"**	**78"**	**80"**	**84"**	**96"**
901	TOLLESON AZ ALCOHOL	AZ	X								
985	TOLLESON AZ CROSSDOCK	AZ	X								
902	TOLLESON AZ INVENTORIED - PHOENIX	AZ	X								
900	CHINO	CA	X								
5043	CHINO DRY	CA	X								
930	FONTANA	CA	X								
5006	FONTANA ALCOHOL	CA	X								
932	FONTANA COOLER	CA	X								

Site	Site description	State	60"	65"	70"	72"	74"	78"	80"	84"	96"
980	FONTANA CROSS DOCK	CA	X								
931	FONTANA DRY	CA	X								
933	FONTANA JIT FRESH	CA							X		
5003	FONTANA NON ALC BEVERAGES	CA	X								
5013	REDLANDS	CA	X								
981	US GROWERS	CA	X								
5304	IRVING COOLER	TX	X								
5303	IRVING DRY	TX	X								
5309	IRVING FROZEN	TX	X								
5305	IRVING TX JIT	TX							X		
5308	XDOCK IRVING TEXAS	TX	X								
993	JIT STOCKTON	CA							X		
992	REFRIGERATED STOCKTON	CA	X								
990	STOCKTON (GOLD STOCK)	CA	X								
989	STOCKTON (WMS JR)	CA	X								
5056	STOCKTON ALCOHOL	CA	X								
5057	STOCKTON CONFECTION	CA	X								
5054	STOCKTON COOLER	CA	X								
988	STOCKTON CROSS DOCK	CA	X								
5053	STOCKTON DRY	CA	X								
5055	STOCKTON JIT	CA	X								
5058	STOCKTON XDOCK	CA	X								
5059	STOCKTON FREEZER/COOLER	CA	X								
943	VERSACOLD MODESTO	CA								X	
5106	LACEY ALCOHOL	WA	X								
5107	LACEY CONFECTION	WA	X								
5104	LACEY COOLER	WA	X								
987	LACEY CROSS DOCK	WA	X								
5103	LACEY DRY	WA	X								
974	LACEY JIT	WA							X		
5105	LACEY JIT	WA							X		

Site	Site description	State	60"	65"	70"	72"	74"	78"	80"	84"	96"
972	LACEY NORTHWEST COOLER	WA	X								
970	LACEY NORTHWEST DRY	WA	X								
971	LACEY WA ALCOHOL	WA	X								
5108	LACEY XDOCK	WA	X								
5109	LACEY FREEZER	WA	X								
5653	DAYTONA DRY	FL	X								
5654	DAYTONA - REFRIGERATED	FL	X								
5655	DAYTONA - JIT	FL							X		
5656	DAYTONA - ALCOHOL	FL					X				
5657	DAYTONA - TEMP CONTROL	FL		X							
5658	DAYTONA – X-DOCK	FL	X								
5659	DAYTONA - FROZEN	FL				X					
922	CHEESE PRODUCTION MINOOKA	IL					X				
5354	MINOOKA COOLER	IL					X				
5353	MINOOKA DRY	IL					X				
5359	MINOOKA FROZEN	IL			X						
5355	WCD JIT MINOOKA	IL					X				
5358	WCD XDOCK MINOOKA	IL					X				
953	JIT MIDDLEBORO	MA							X		
954	MIDDLEBORO COOLER	MA							X		
959	MIDDLEBORO CROSS DOCK	MA							X		
968	FROZEN NAZARETH PA	PA	X								
963	JIT NAZARETH	PA	X								
962	NAZARETH COOLER	PA	X								
965	NAZARETH COOLER	PA	X								
969	NAZARETH CROSS DOCK	PA	X								
961	NAZARETH PA	PA				X					
5525	JIT Hartford	CT							X		
5524	Cooler Hartford	CT							X		

Site	Site description	State	60"	65"	70"	72"	74"	78"	80"	84"	96"
5528	Cross Dock Hartford	CT							X		
5523	Dry Hartford	CT							X		
5527	Temp Hartford	CT							X		X
5529	Frozen Hartford	CT				X					

Any request to exceed the maximum pallet height must be approved in writing by Trader Joe's prior to delivery.

(d) A pallet may not exceed 2500 pounds gross weight.

(e) The pallets must be stable, rackable, and stackable.

(f) The ties and heights must be uniform for all pallets in a shipment.

(g) Each layer of product should be configured in alternating patterns for stability.

(h) All products (including ties and other packing materials) must be contained within the limits of the pallet.

(i) All cases must be palletized so that the product information is visible from at least the 40" side of the pallet.

Trader Joe's does not participate in the CHEP pallet program.

Any goods which are delivered on pallets which do not comply with the applicable pallet requirements will be repalletized and VENDOR agrees that, at TJ's sole discretion, it may be charged for the costs of repalletizing the goods.

Pallets that comply with the applicable pallet requirements will be exchanged for like-type and like-quality pallets at the time of delivery, unless otherwise agreed. Any non-conforming pallets will be rejected and it will be the driver's responsibility to wait while the goods are repalletized and to take the rejected pallets at that time; otherwise, TJ's will dispose of the rejected pallets.

All refrigerated products shall be shipped and received at 40°F or less (product cannot be frozen). All frozen products shall be shipped and received at 0°F or less. Ice cream shall be shipped and received at -10°F to -20°F. Appropriate temperatures must be evidenced by a calibrated temperature monitoring device during transport from VENDOR.

A delivery of goods will only be received by TJ's warehouse if the goods are delivered in clean trucks, TJ's trays have been cleaned & sanitized by VENDOR, the packaging is clean and intact, there are no evident dents or tears, and the seals are intact. All products and transport trailers from VENDOR must comply with all applicable laws and regulations.

EXHIBIT F
INVOICING POLICIES

1. Any invoice issued to TJ's by VENDOR must conform to the following requirements:

   (i) Must be 8 ½" X 11"

   (ii) Must include VENDOR's name, address, and phone number.

   (iii) Must include invoice number, invoice date, detail of items, quantities, and unit prices being billed, an invoice total, and corresponding Purchase Order number.

   (iv) "Remit to" address must be clearly stated on the invoice if different than the vendor address

   (v) Invoices should be system-generated, not hand-written, including the Purchase Order number. Excel or Word formats are acceptable.

2. Invoices must be issued to TJ's in a timely fashion. TJ's and VENDOR agree and understand that TJ's will not be obligated to pay (but may pay in its sole discretion) invoices issued more than six months after TJ's acceptance of the goods at issue.

3. The proof of delivery must be signed by a TJ's employee or agent.

4. Payment shall be deemed to have been made upon deposit of the check by TJ's in the U.S. mail or when an electronic payment made by TJ's is credited into an intermediary's account.

ADDITIONAL REQUIREMENTS FOR ELECTRONIC INVOICES

As part of our initiative to reduce paper and make our invoice processing more efficient, TJ's requires invoices to be submitted via e-mail or EDI. To email your invoices, follow these three steps to ensure your invoices are received and processed in a timely manner. All emailed invoices sent to TJ's by VENDOR must be sent according to the following procedures:

5. Create an e-mail message and address it to: invoices@traderjoes.com.

6. Attach your invoice document(s) to the e-mail message. Each document you attach must contain only one invoice (include all pages of each invoice on one document), however you can attach multiple documents to an e-mail message to submit multiple invoices at one time. The document(s) you attach must be one of these supported types: .PDF (Adobe),.TIFF or .TIF (Tagged Image Format File),.DOC, DOCX, .XLS, and .XLSX (Microsoft Office 2003, 2007, 2010 and 2013 or later).

7. Send your email (do not mail these invoices).

If you have any questions please contact the Trader Joe's Accounts Payable Department. If for any reason we cannot process your invoices submitted via e-mail, an Accounts Payable representative will contact you to provide assistance.

EXHIBIT G
MINIMUM INSURANCE REQUIREMENTS

Any certificate of insurance ("Certificate") issued by VENDOR's insurance company or broker pursuant to Section 12 of this Agreement must meet the following minimum requirements:

1. Coverage Amount: The Certificate must specify that VENDOR has general liability insurance coverage, which includes products liability and contractual liability, with limits of not less than $5 million, per occurrence and in the aggregate.

2. Insurance Carrier: VENDOR's insurance carrier must be rated "Class A: VII" or better as reported in A.M. Best's Key Rating Guide and be authorized to do business in the United States.

3. Additional Insured: "Trader Joe's Company and its subsidiaries, affiliates, shareholders, directors, officers, agents, and employees" must be covered as additional insureds on the Certificate in order that TJ's may be defended and indemnified in suits involving goods sold to TJ's by VENDOR or security breaches of VENDOR's facilities or IT systems that affect TJ's proprietary or confidential information.

4. Waiver of Subrogation: All insurance policies maintained pursuant to Section 12 of this Agreement will include a waiver of subrogation.

5. Products Liability and Completed Operations: Products liability and completed operations insurance must provide coverage in respect of claims involving bodily injury or property damage arising out of or in connection with VENDOR supply of goods to TJ's.

6. Notice of Cancellation: The Certificate must indicate that TJ's will be given at least 30 days' written notice prior to the cancellation of VENDOR's liability policy.

7. Renewal and Change in Coverage: The Certificate must be renewed each year as long as J's maintains this business relationship with VENDOR. In addition, VENDOR must provide TJ's with a new Certificate if VENDOR makes any changes in its coverage or its insurance carrier.

8. Self-Insured: Self-insurance is not acceptable except with the prior written approval of TJ's.

EXHIBIT H
INFORMATION SECURITY GUIDELINES

Any vendor that possesses TJ's proprietary or confidential information (including, but not limited to, trade secrets, recipes, financial and pricing information, and contact information for TJ's) outside the GORP system must:

1. Protect against viruses and other threats to the integrity of TJ's data by:
   installing, maintaining, and applying anti-virus programs across servers and end user devices;
   ensuring timely remediation of all virus outbreaks within the vendor environment; and
   keeping current with critical software updates across servers and end user devices.
2. Protect against unauthorized access of TJ's data by:
   the timely inactivation and removal of all unused software and end-user accounts;
   employing the use of strong passwords and the policies requiring password changes on a regular basis;
   employing the use of firewalls to protect the vendor's external network perimeter; and
   limiting access to TJ's sensitive and confidential data.
3. Continue to improve, in a timely manner, upon all IT security systems and controls by:
   meeting or exceeding common sense IT security best practices as they continue to evolve; and
   ensuring timely communication to vendor's executive management of all IT security breaches or potential areas for IT security breaches.
4. Notify TJ's by email (Cyber Security: cybersecurity@traderjoes.com with a subject line of "Trader Joe's Vendor Security Alert" and the vendor's name) or by phone (626-803-5205) of any IT security breach or loss of data affecting TJ's data within 24 hours of discovery of the issue.
5. Cooperate with any investigation TJ's undertakes in the aftermath of a data breach.
6. Return or destroy TJ's data promptly upon termination of the Master Vendor Agreement.

EXHIBIT I
PACKAGING COMMITMENTS/REORDER AGREEMENT

This Commitments/Reorder Agreement ("Agreement") is entered into as of the effective date indicated below ("Effective Date"), by and between TRADER JOE'S COMPANY and its subsidiaries (including Trader Joe's East, Inc.) (hereinafter collectively referred to as "TJ's") and Stonegate Foods ("VENDOR").

This Agreement consists of this signature sheet, the terms and conditions of the individual purchase orders issued from TJ's to VENDOR, and the Master Vendor Agreement ("MVA") executed by TJ's and Vendor. As provided in the MVA, in the event TJ's discontinues the private-label product, TJ's will not be liable for any packaging costs (including, but not limited to, costs for labels, containers, bags, and wrappers) for inventory that exceeds the commitments/reorder agreement below.

Product Name:______________________________

UPC No.:______________________________

VENDOR:______________________________

Effective Date of

Packaging Commitment:________________________

Quantity of Agreed-upon Packaging in inventory based on

(1) Volume: ________________________

(2) Packaging for product based on average sales for ____ number of weeks prior to termination

This agreement must be renewed between Trader Joe's and vendor when the agreed upon packaging in inventory reaches depletion.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the Effective Date.

TRADER JOE'S COMPANY
BY ________________________

____
(Print Name and Title)

VENDOR Stonegate Foods
BY [signature]
Martha Martinez
(Print Name and Title)
FED TIN: 54-2135710

EXHIBIT J
REPORTING REQUIREMENTS
FOR VENDORS OF DIETARY SUPPLEMENTS

As a vendor of dietary supplements, you are providing products to Trader Joe's that are subject to the Dietary Supplement & Nonprescription Drug Consumer Protection Act (the "FDCA"). The FDCA establishes two parallel reporting systems for nonprescription drugs and dietary supplements. The new reporting system is designed to identify potential public health issues associated with use of any of these products and enable the government, manufacturers, and retailers to respond more quickly to problems that are identified.

Pursuant to section 761(b)(2) of the FDCA, Trader Joe's authorizes, and VENDOR hereby agrees, that VENDOR of the dietary supplements sold to Trader Joe's will comply with the reporting requirements of section 761 of the FDCA, which requires mandatory serious adverse event reporting for dietary supplements.

A "serious adverse event" is defined as one that results in death, a life-threatening experience, inpatient hospitalization, a persistent or significant disability or incapacity, or a congenital anomaly or birth defect. In addition, a serious adverse event could be one that requires, based on reasonable medical judgment, a medical or surgical intervention to prevent the serious outcomes outlined in this paragraph.

VENDOR shall submit to the Secretary of Health and Human Services, using the MedWatch form, any report received of a serious adverse event associated with such dietary supplement when used in the United States, accompanied by a copy of the label on or within the retail packaging of that dietary supplement. Such report must be submitted by the VENDOR within 15 business days after the report is received through the domestic address or domestic phone number required to appear on the label of dietary supplements.

VENDOR also agrees that it will report any additional new medical information it receives within 1 year of the initial report related to the submitted serious adverse event report. Any such new information shall be submitted by VENDOR to the Secretary within 15 business days after receipt of this new information.

VENDOR shall maintain records of all adverse reports it receives, whether serious or not, related to any products sold to Trader Joe's, for 6 years.

Trader Joe's will direct to the VENDOR all adverse events associated with any dietary supplement product(s) that are reported to Trader Joe's through the address or telephone number included on the label of the dietary supplement.

This agreement between Trader Joe's and VENDOR related to products subject to the FDCA is effective and binding whether executed as a separate document or incorporated as an exhibit to a Master Vendor Agreement between Trader Joe's and VENDOR. If incorporated as an exhibit to an executed Master Vendor Agreement, such agreement shall be valid and binding regardless of whether it is separately executed.

VENDOR shall, to the fullest extent permitted by law, indemnify, defend, and hold Trader Joe's (and its officers, directors, shareholders, employees, agents, or insurers) harmless from and against any and all claims, actions, liabilities, damages, costs, expenses, penalties, fines and

losses of any kind brought by a third party against TJ's (and its officers, directors, shareholders, employees, agents, or insurers) arising out of or related to any failure to comply with the reporting requirements of the FDCA.

TRADER JOE'S COMPANY	VENDOR Stonegate Foods
BY ____________________	BY [signature]
____________________	Martha Martinez
(Print Name and Title)	(Print Name and Title)
	FED TIN: 54-2135710

EXHIBIT K
ADDITIONAL TERMS AND CONDITIONS